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                                                                   Exhibit 10.17


     EMPLOYMENT AGREEMENT dated as of January 18, 2000 (the "Agreement"),
                                                             ---------
between FIBERNET TELECOM GROUP, INC., a Nevada corporation (the "Company"), and
                                                                 -------
LANCE L. MICKEL (the "Executive").
                      ---------

     The parties hereto deem it to be in their best interests to enter into an employment agreement whereby the Company will employ the Executive pursuant to the terms set forth herein.

     NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, the parties hereto agree as follows:

     1.   Employment. The Company hereby employs the Executive, and the
          ----------
Executive hereby accepts such employment by the Company, on the terms and subject to the conditions hereinafter set forth. The parties hereto agree that the Executive shall commence his duties and responsibilities hereunder as soon as reasonably practicable but in any event on or before March 6, 2000.

     2.   Term. Subject to earlier termination pursuant to the terms of Section
          ----
6 below, the employment of the Executive hereunder shall be for a fixed term unless terminated earlier or extended in accordance with the terms and provisions of this Agreement (the "Employment Period") commencing as provided in
                                   -----------------
Section 1 hereof and terminating on the second anniversary of the commencement of employment as provided in Section 1 hereof (the "Scheduled Termination
                                                    ---------------------
Date"). At the option of the Company, on or before December 6, 2001, the Company shall notify the Executive of its intention to renew this Agreement or continue the employment of the Executive after the Scheduled Termination Date; provided, that, the terms and conditions of the renewal or continuation after the Scheduled Termination Date shall be mutually agreed upon by the Company and the Executive.

     3.   Position.
          --------

          (a) The Executive will be the Senior Vice President - Network Operations.

          (b) The Company understands that the Executive will conduct substantially all of his duties and responsibilities on behalf of the Company from the executive offices of the Company, which shall be located in the New York metropolitan area, or from a regional network operations office of the Company to be opened after the date hereof which is located closer to the Executive's place of residence. The Company shall reimburse the Executive for all reasonable and appropriate expenses, including, but not limited to, the monthly rent of an apartment and a parking space during the time the Executive is located in the metropolitan New York area.

     4.   Time to be Devoted to Employment. The Executive shall devote all of
          --------------------------------
his business time, attention and energies to the performance of his duties and responsibilities under this Agreement. During the Employment Period, the Executive shall not be engaged in any other business activity without the prior written consent of the President and the Executive Vice President except for (a) time spent in managing his personal, financial and legal affairs and serving on corporate, civic or charitable boards or committees, in each case only if, and to the
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extent that, such activities do not interfere with the performance of the
Executive's duties and responsibilities hereunder and (b) periods of vacation to which the Executive is entitled, illness and periods of leave of absence as reasonably approved by the President or Executive Vice President of the Company.

     5.   Compensation; Etc.
          ------------------

          (a)  Base Salary. The Company shall pay to the Executive an annual
               -----------
base salary (the "Base Salary") of a minimum of $225,000, subject to increase,
                  -----------
but not decrease, at least annually at the discretion of the Compensation Committee of the Board of Directors of the Company (the "Board"). The Base
                                                         -----
Salary shall be payable in such installments as is the policy of the Company with respect to its executive officers generally, but no less frequently than monthly.

          (b)  Signing Bonus. The Executive shall receive $30,000 as a bonus
               -------------
("Signing Bonus") for executing this Agreement payable in one lump sum payment
  -------------
upon commencement of employment as provided in Section 1 hereof.

          (c)  Bonus. After a formal review by the President and Executive Vice
               -----
President of the Company during the month of December, 2000 of the Executive's performance and operations during the year 2000, the Executive may receive an additional cash or stock bonus payable during the month of January, 2001 which bonus is anticipated by the Company to be commensurate with the bonuses granted to other senior executive employees.

          (d)  Benefits. During the Employment Period, the Company shall provide
               --------
the Executive with such employee benefits as are provided by the Company from time to time to its senior executive officers generally.

          (e)  Options. The Executive shall receive options (the "Options") to
               -------
purchase 275,000 shares of the Company's common stock, $.001 par value per share ("Common Stock"), of which as many as possible shall be allocated as Incentive
  ------------
Stock Options ("ISOs") (as that term is defined in Section 422 of the Internal
                ----
Revenue Code of 1986, as amended (the "Code")). The Options shall have an
                                       ----
exercise price equal to the lowest Fair Market Value (as defined in the Option
Plan) between the date upon which the Employee commences employment in accordance with Section 1 hereof and March 31, 2000, as determined by the Compensation Committee of the Board of Directors (the "Grant Date"). The Options shall vest as follows:

               (i) 245,000 Options shall vest equally over two years from the commencement of employment as set forth in Section 1 hereof, with 50% of the such Options vesting one year the commencement of employment as set forth in
Section 1 hereof and the remaining 50% vesting two years from the commencement of employment as set forth in Section 1 hereof (the ISOs granted pursuant to this subsection 5(e)(i) are referred to herein as the "Qualified A Options" and
                                                       -------------------
the non-qualified Options granted pursuant to this subsection 5(e)(i) are referred to herein as the "Non-Qualified A Options"); and
                           -----------------------

               (ii) 30,000 Options shall vest as of the Grant Date, subject to
Section 6(f)(iv) (the ISOs granted pursuant to this subsection 5(e)(ii) are referred to herein as the

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

"Qualified B Options" and the non-qualified Options granted pursuant to this
 -------------------
subsection 5(e)(ii) are referred to herein as the "Non-Qualified B Options").
                                                   -----------------------

The Options shall be subject to accelerated vesting as provided for in this Agreement. If the Executive's employment is terminated pursuant to a Termination for Cause or a Voluntary Termination, all the then unvested Qualified A Options and Non-Qualified A Options shall immediately terminate and no longer be outstanding. The Options are granted pursuant to the Company?s 1999 Stock Option Plan (the "Option Plan"). Unless otherwise provided herein, any Options granted
           -----------
hereunder are subject to the terms and provisions of the Option Plan and the execution of a Stock Option Agreement or Agreements between the Company and the Executive. The parties agree that they shall use reasonable best efforts to execute the Stock Option Agreement or Agreements promptly after the date the Options are granted.

          6.   Termination of Employment.
               -------------------------

               (a)  Involuntary Termination.
                    -----------------------

                    (i)  Disability. If the Executive is incapacitated or
                         ----------
     disabled by accident or sickness or otherwise so as to render him mentally or physically incapable of performing the services required to be performed by him under this Agreement with "reasonable accommodations" (as such term is defined in 29 U.S.C. (S) 1211(9), as amended and in common law interpretations of same) for a period of 90 consecutive days or longer, or for an aggregate of 90 days during any twelve-month period (such condition being hereinafter referred to as a "Disability"), the Company may, at that
                                         ----------
     time or any time thereafter, at its option, to the extent not in violation of applicable state and federal law and so long as the Disability still exists, terminate the employment of the Executive under this Agreement immediately upon giving him notice to that effect (such termination, as well as a termination under Section 6. (a) (ii) below, being hereinafter called an "Involuntary Termination"). In the event of an Involuntary
                -----------------------
     Termination resulting from a Disability, all options granted hereunder shall vest on a pro rata basis for time served to the date of such
                     --------
     Involuntary Termination (including the 90 day disability qualifying period).

                    (ii) Death. If the Executive dies during the Employment
                         -----
     Period, his employment hereunder shall be deemed to cease as of the date of his death, and all options granted hereunder shall vest as of the date of his death, and shall be exercisable by his estate for a period of one (1) year from the date of death.

               (b)  Termination for Cause. The Company may terminate the
                    ---------------------
employment of the Executive and all the Company's obligations, except obligations which come due prior to the termination of this Agreement, under this Agreement at any time during the Employment Period for "cause" (such
                                                             -----
termination being hereinafter called a "Termination for Cause") after the Board
                                        ---------------------
has given the Executive written notice of its intent to terminate the employment of the Executive for cause, with reasonable specificity of the details thereof and Executive shall have been provided a reasonable opportunity to cure any such alleged occurrence constituting "cause" (not in excess of 30 days; provided, that, in the case of an occurrence which cannot be cured within 30 days, the Executive shall have an additional 30 days to cure). For the

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purposes of this Agreement, "cause" shall mean, including, without limitation,
(i) the Executive's material breach of his material duties hereunder or habitual neglect of his duties hereunder, (ii) the commission by the Executive of an act constituting common law fraud, or a felony or criminal act against the Company or any subsidiary or affiliate thereof or any of the assets of any of them or
(iii) the Executive's conviction of a crime involving moral turpitude.

          (c)  Termination Without Cause. The Company may, with 30 days written
               -------------------------
notice, terminate the employment of the Executive hereunder at any time during the Employment Period without "cause" (such termination being hereinafter called a "Termination Without Cause") by giving the Executive notice of such
   -------------------------
termination, upon the giving of which notice such termination shall take effect 30 days from the date such notice was given.

          (d)  Voluntary Termination. Any termination of the employment by the
               ---------------------
Executive hereunder other than as a result of a Termination For Good Reason shall be deemed to be a "Voluntary Termination." A Voluntary Termination shall
                         ---------------------
be deemed to be effective immediately upon such termination.

          (e)  Termination for Good Reason.  Each of the events in clauses (i) -
               ---------------------------
(v) below shall be a "Termination for Good Reason":
                      ---------------------------

               (i) the Executive's title, position, authority or responsibilities (including reporting responsibilities and authority) are changed in a materially adverse manner;

               (ii) the Executive's Base Salary is reduced for any reason other than in connection with the termination of his employment;

               (iii) other than in connection with the termination of the Executive's employment hereunder, the Company materially reduces any welfare or insurance benefits generally provided to other executive officers of the Company;

               (iv)  a material breach of this Agreement by the Company; and

               (v) the sale of all or substantially all of the assets or capital stock of the Company or the merger, consolidation or combination of the Company with another entity in which this Agreement is not assumed by any such purchaser or surviving entity.

In the event of a Termination for Good Reason, the Executive may voluntarily terminate his employment under this Agreement with the Company, which voluntary termination shall be treated as a Termination Without Cause.

          (f)  Effect of Termination of Employment.
               -----------------------------------

               (i) Except as otherwise provided in Section 6(f)(ii) below, upon the termination of the Executive's employment hereunder for any reason whatsoever prior to the expiration of the Employment Period, neither the Executive nor his beneficiaries or estate shall have any further rights or claims against the Company or any of its

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     subsidiaries or affiliates under this Agreement except to receive any earned and unpaid portion of the Base Salary and the Signing Bonus, plus a
                                                                         ----
     cash payment for all accrued and unused vacation time through the effective date of such termination, and the Executive, the Executive's estate or his beneficiaries shall be entitled to exercise all options vested as provided for in this Agreement. The Executive shall be indemnified after the Scheduled Termination Date (or any later date the Executive's employment with the Company is terminated) for any actions in his capacity as a Senior Vice President-Network Operations (or any title or position the Executive shall then hold) of the Company. In the case of termination of the Executive's Employment for death or Disability pursuant to Section 6(a), the Executive, the Executive's family or the Executive's beneficiaries, as the case may be, shall also be entitled to the same employee benefits, at the Company's expense, provided to the Executive and his family by the Company prior to the date of the termination of the Executive's employment hereunder for Disability or death for six months after such termination of employment for Disability or death.

               (ii) Upon the termination of the Executive's employment hereunder prior to the Scheduled Termination Date pursuant to a Termination Without Cause or Termination for Good Reason, the Executive shall have the right, in addition to the rights provided for in Section 6(f)(i) above, to receive (A) severance (payable in such installments as the Base Salary was being paid immediately prior to such termination pursuant to Section 5. (a) hereof) equal to the then current Base Salary for a term equal to the lesser of (1) nine months from the date of termination of the Executive's employment pursuant to a Termination Without Cause or Termination for Good Reason and (2) the date the Executive executes an employment agreement or similar contract with a third party employer (or commences employment with a third party employer, whichever occurs earlier) after the termination of the Executive's employment pursuant to a Termination Without Cause or Termination for Good Reason, (B) all options granted hereunder (subject to Section 6(f)(iv)) shall vest and Executive shall have 12 months (unless with respect to the Qualified A Options or Non-Qualified A Options, the Option Plan shall require a shorter period) thereafter to exercise such options, and (C) at the Company's expense, any employee benefits provided to the Executive and his family by the Company prior to the Termination Without Cause or Termination for Good Reason for a period of nine months after such Termination Without Cause or Termination for Good Reason, subject to applicable plan documents for any employee benefit plans.

               (iii) Upon the termination of the Executive's employment hereunder prior to the Scheduled Termination Date pursuant to a Termination for Cause, the Executive shall be entitled to receive his Base Salary pro
                                                                           ---
     rata to the date of his Termination for Cause and the Signing Bonus and
     ----
     shall be entitled to exercise all options vested as of the time of termination for 30 days, subject to Section 6(f)(iv).

               (iv) Upon the termination of the Executive's employment hereunder on or prior to May 6, 2000 pursuant to a Termination for Cause or Voluntary Termination, the Executive shall return to the Company and disclaim ownership of 50% of the Qualified B Options and Non-Qualified B Options and execute any amendment or agreement necessary to reflect such adjustment.

     7.   Restrictive Covenants.
          ---------------------

          (a) The Executive acknowledges and recognizes that during the Employment Period he will be privy to trade secrets and confidential proprietary information critical to the Company and the Company's business and further acknowledges and recognizes that the Company would find it extremely difficult to replace the Executive. In the event of a Voluntary Termination or Termination for Cause, the Executive shall not, during the Employment Period and for 6 months thereafter, directly or indirectly, engage in any Competitive Business. So long as the Company is paying (or willing to pay in the event the Executive shall refuse such payment) all amounts due hereunder, the Executive shall not, during the Employment Period and for 12 months thereafter (i) directly induce employees of the Company or its affiliates or subsidiaries to terminate their employment with the Company or such affiliate or subsidiary for the purposes of engaging in any Competitive Business or (ii) directly induce any entity or person with which the Company or any of its subsidiaries or affiliates has a business relationship to terminate or alter such business relationship.

     "Competitive Business" means and includes any business that builds or
      --------------------
operates in-building communications transmission networks.

          (b) The Executive understands that the foregoing restrictions may limit his ability to earn a livelihood in a business similar that of the Company, but he nevertheless believes that he has received and will receive sufficient consideration and other benefits as an employee of the Company to justify clearly such restrictions which, in any event (given his education, skills and ability), the Executive does not believe would prevent him from earning a livelihood.

     8.   Non-Disclosure, Assignment of Intellectual Property Rights and
          --------------------------------------------------------------
Documentation.
-------------

          (a) At all times, both during the Executive's employment by the Company and for three (3) years after its termination, the Executive will keep in strict confidence and will not disclose any confidential or proprietary information relating to the business of the Company, or any client, customer, or business partner of the Company, to any person or entity, or make use of any such confidential or proprietary information for the Executive's own purposes or for the benefit of any person or entity, except as may be necessary in the ordinary course of performing his duties and responsibilities as an employee of the Company.

          (b) If at any time or times during his employment the Executive shall conceive or discover any Intellectual Property (as defined herein) whatsoever (herein called "Developments") or any interest therein ("Intellectual Property
                ------------                             ---------------------
Rights") that in each case relates to the business of the Company, such
------
Developments and the benefits thereof shall immediately become the sole and absolute property of the Company and its assigns, and the Executive shall promptly disclose to the Company (or any persons designated by it) each such Development and hereby assign any rights the Executive may have or acquire in the Developments and benefits and/or rights resulting therefrom to the Company and its assigns.

          (c)  As used herein, the term "Intellectual Property" shall mean all
                                         ---------------------
industrial and intellectual property, including, without limitation, computer programs and other software, and all documentation and media constituting, describing or relating to the above.

     9.   Disability Insurance.  As soon as reasonably practicable, the
          --------------------
Company shall obtain long-term disability insurance covering the Executive at the Company's expense which provides for an "own occupation" definition of disability, no less than 60% income replacement and an elimination period no longer than the period after which the Company can terminate the Executive's services for disability or such substantially similar provisions.

     10.  Other Agreements. The Executive represents and warrants that the
          ----------------
execution and delivery of this Agreement and the performance of all the terms of this Agreement do not and will not breach any agreement to keep in confidence proprietary information acquired by the Executive in confidence or trust. The Executive has not entered into and shall not enter into any agreement, either written or oral, in conflict with this Agreement. The Executive represents that he has not brought and will not bring with him to the Company or use at the Company any materials or documents of an employer or a former employer that are not generally available to the public, unless express written authorization from such employer for their possession and use has been obtained. The Executive further understands that he is not to breach any obligation of confidentiality that he has to any employer or former employer and agrees to fulfill all such obligations during the period of his affiliation with the Company. The Company represents and warrants that the execution and delivery of this Agreement and the performance of all of the terms of this Agreement do not and will not breach any Agreement of the Company and the Company has not and shall not enter into any agreement, whether written or oral, in conflict with this Agreement.

     11.  Notices. All notices or other communications which are required or
          -------
permitted hereunder shall be in writing and sufficient if (a) delivered personally or sent by telecopier, (b) sent by nationally-recognized overnight courier or (c) sent by certified mail, postage prepaid, return receipt requested, addressed as follows:

     if to the Company, to:

     FiberNet Telecom Group, Inc.
     570 Lexington Avenue, Third Floor
     New York, NY  10022
     Telephone:  212 405-6200
     Facsimile:  212 421-4920
     Attention:   President
     with a copy to:

     Mintz, Levin, Cohn, Ferris, Glovsky and Popeo P.C.
     The Chrysler Center
     666 Third Avenue
     New York, NY  10017
     Telephone:  212 986-7200
     Facsimile:  212 986-3115
     Attention:  Gordon Caplan, Esq.

     if to the Executive, to the Executive's address on the books or records of the Company;

or to such other address as the party to whom notice is to be given may have furnished to each other party in writing in accordance herewith. Any such communication shall be deemed to have been given (i) when delivered if personally delivered or sent by telecopier, (ii) on the Business Day (as hereinafter defined) after dispatch if sent by nationally-recognized, overnight courier and (iii) on the fifth Business Day after dispatch if sent by mail. As used herein, "Business Day" means a day that is not a Saturday, Sunday or a day
              ------------
on which banking institutions in New York, New York are not required to be open.

     12.  Entire Agreement; Amendments. This Agreement contains the entire
          ----------------------------
agreement between the parties with respect to the subject matter hereof and supersedes all prior or contemporaneous negotiations, correspondence, understandings and agreements, written or oral, between the parties with respect thereto. This Agreement may be amended only by an agreement in writing signed by both parties hereto.

     13.  Assignment; Successors; Benefits of Agreement. This Agreement is
          ---------------------------------------------
personal in its nature and neither party hereto shall, without the consent of the other, assign or transfer this Agreement or any rights or obligations hereunder. The provisions of this Agreement shall be binding upon and inure to the benefit of the respective heirs, executors, administrators and successors and permitted assigns of the parties hereto. All amounts payable hereunder, and all option grants provided hereunder, shall be payable to, and exercisable by, the Executive or the Executive's estate, as the case may be.

     14.  Waiver of Breach. A waiver of any breach of any provision of this
          ----------------
Agreement shall not constitute or operate as a waiver of any other breach of such provision or of any other provision, and any failure to enforce any provision hereof shall not operate as a waiver of such provision or of any other provision.

     15.  Counterparts; Headings. This Agreement may be executed in one or
          ----------------------
more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument. Headings said herein are for convenience of reference only and are not to affect the interpretation of this Agreement.

     16.  Legal Fees. The Company will promptly pay the reasonable
          ----------
attorney's fees incurred by Executive in connection with the negotiation and execution hereof.

     17.  GOVERNING LAW. THIS AGREEMENT WILL BE GOVERNED BY, AND CONSTRUED
          -------------
AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO PRINCIPLES GOVERNING CONFLICTS OF LAWS.

     18.  Severability. In the event that any provision of this Agreement
          ------------
would be held in any jurisdiction to be invalid, prohibited or unenforceable for any reason, such provision, as to such jurisdiction, shall be ineffective, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction. Notwithstanding the foregoing, if such provision could be more narrowly drawn so as not to be invalid, prohibited or unenforceable in such jurisdiction, it shall, as to such jurisdiction, be so narrowly drawn, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.

     19.  Indemnification. The Executive shall be indemnified to the full
          ---------------
extent provided for by applicable law and the charter and by-laws of the Company, which indemnification provisions may not be altered in any material manner to the detriment of the Executive from those provisions in effect as of the date hereof. The Company shall maintain liability coverage for directors and officers ("D&O Coverage"), which shall include the Executive, during the Employment Period (and for the applicable statute of limitations period thereafter), with terms and conditions as in effect as of the date hereof; provided that such D&O coverage may not be altered in any material manner to the
-------- ----
detriment of the Executive from those provisions in effect as of the date hereof.

     20.  Due Authorization. This Agreement has been duly authorized,
          -----------------
executed and delivered on behalf of the Company and represents the binding and enforceable obligation of the Company, in accordance with its term.

     21.  Remedies. The Executive acknowledges and understands that the
          --------
provisions of this Agreement are of a special and unique nature, the loss of which cannot be adequately compensated for in damages by an action at law, and that the breach or threatened breach of the provisions of this Agreement would cause the Company irreparable harm. In the event of a breach or threatened breach by the Executive of the provisions contained in Section 7 of this Agreement, the Company shall be entitled to seek an injunction restraining him from such breach with a court of law. The Company acknowledges and understands that the provisions of this Agreement are of a special and unique nature, the loss of which cannot be adequately compensated for in damages by an action at law, and that the breach or threatened breach of the provisions would cause the Executive irreparable harm.

     22.  Waiver of Jury Trial. The Executive and the Company hereby agree
          --------------------
that any action, claim or counterclaim in connection with any aspect of any separation of the Executive's employment (whether voluntary or involuntary) from the Company shall be resolved by a judge alone and the Executive and the Company waive and forever renounce their rights to a trial before a jury.

     IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first above written.

                                     FIBERNET TELECOM GROUP, INC.





                                     By: /s/ Michael S. Liss
                                        ----------------------------------------
                                        Name:  Michael S. Liss
                                        Title: CEO and President



                                        /s/ Lance L. Mickel
                                     -------------------------------------------
                                        Lance L. Mickel